EXHIBIT (a)(1)(v)
OFFER BY

TEMPLETON DRAGON FUND, INC.

To Purchase for Cash

Up to 6,656,425 Shares of the Fund’s Issued and Outstanding
Common Stock, Par Value $0.01 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,

EASTERN TIME, ON MAY 22, 2003 OR SUCH LATER DATE
TO WHICH THE OFFER IS EXTENDED (“TERMINATION DATE”).
THIS OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER
OF SHARES BEING TENDERED, BUT IS SUBJECT
TO OTHER CONDITIONS AS OUTLINED IN THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL.

April 24, 2003

To Our Clients:

      Enclosed for your consideration is the Offer to Purchase, dated April 24, 2003, of Templeton Dragon Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940 as a closed-end, non-diversified management investment company (the “Fund”), and a related Letter of Transmittal (which, together with any amendments or supplements to these documents, collectively constitute the “Offer”), pursuant to which the Fund is offering to purchase up to 15% of the Fund’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), or 6,656,425 Shares, upon the terms and conditions set forth in the Offer.

      The Offer to Purchase and the Letter of Transmittal are being forwarded to you for your information only and cannot be used by you to tender Shares held by us for your account. We are the holder of record of Shares held for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

      Your attention is called to the following:

(1) The purchase price to be paid for the Shares is an amount per Share, equal to 92.5% of the net asset value per Share as determined by the Fund at the close of regular trading on the New York Stock Exchange on May 22, 2003, or such later date to which the Offer is extended. The current net asset value of the Fund is calculated on each business day and may be obtained by calling Mellon Investor Services LLC, the Fund’s Information Agent, toll free at 1-888-788-1635, business days between 9:00 a.m. and 7:00 p.m. Eastern time, or by calling Franklin Templeton Fund Information toll free at 1-800-DIAL BEN® (1-800-342-5236), business days between 8:30 a.m. and 8:00 p.m. Eastern time.

(2) The Offer is not conditioned upon any minimum number of Shares being tendered.

(3) Upon the terms and subject to the conditions of the Offer, the Fund will purchase all Shares validly tendered on or prior to 12:00 midnight, Eastern time, on May 22, 2003, or such later date to which the Offer is extended (the “Termination Date”).

(4) No fees or commission will be payable to the Fund in connection with the tender offer. However, tendering Shareholders may be obligated to pay brokerage commissions, or subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Fund pursuant to the Offer.

(5) Your instructions to us should be forwarded in ample time before the Termination Date to permit us to submit a tender on your behalf. An envelope to return your instructions to us is enclosed.

YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED AS PROMPTLY AS POSSIBLE

IN ORDER TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF
IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE OFFER.

      The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the applicable law.

      NONE OF THE FUND, ITS BOARD OF DIRECTORS OR THE INVESTMENT MANAGER TO THE FUND IS MAKING ANY RECOMMENDATION TO ANY SHAREHOLDER WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES IN THE OFFER. EACH SHAREHOLDER IS URGED TO READ AND EVALUATE THE OFFER AND ACCOMPANYING MATERIALS CAREFULLY.

*****

INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer, dated April 24, 2003 relating to Templeton Dragon Fund, Inc., a Maryland corporation (the “Fund”) to purchase up to 6,656,425 Shares.

      This will instruct you to tender to the Fund the number of Shares indicated below (which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer that you have furnished to the undersigned.

AGGREGATE NUMBER OF SHARES TO BE TENDERED:

__________ Shares

SIGNATURE BOX

(Signature(s))

(Please Print Name(s) and Address Here)

Area Code and Telephone No.

(Taxpayer Identification (Social Security) Number)

Dated

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